Exhibit 99.3

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

Board of Directors

North American Propane, Inc. and Subsidiaries

We have reviewed the accompanying consolidated balance sheet of North American Propane, Inc. and Subsidiaries as of December 31, 2011, and the related consolidated statements of operations, accumulated deficit/stockholders’ equity, comprehensive loss, and cash flows for the three months then ended.  We have also reviewed the consolidated statements of operations, comprehensive income, and cash flows for the three months ended December 31, 2010.  A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management.  A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole.  Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.  Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements.  We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited the consolidated balance sheet of North American Propane, Inc. and Subsidiaries as of September 30, 2011 and the related consolidated statements of operations, stockholders’ equity, comprehensive income, and cash flows for the year then ended not presented herein, and in our report dated April 11, 2012, we expressed an unqualified opinion on those consolidated financial statements.

/s/ Gray, Gray & Gray, LLP

WESTWOOD, MASSACHUSETTS

October 22, 2012

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(See Independent Accountants’ Report)

ASSETS

	December 31,	September 30,
	2011	2011
	(Unaudited)	(Audited)
CURRENT ASSETS
Accounts receivable, trade, less allowance for doubtful accounts of $326,160 on December 31, 2011 and $335,000 on September 30, 2011	$8,791,497	$5,455,575
Inventories	4,300,952	3,966,636
Prepaid expenses and other current assets	1,524,686	1,623,255
Deferred tax asset	7,168,998	6,653,935

TOTAL CURRENT ASSETS	21,786,133	17,699,401

PROPERTY, PLANT, AND EQUIPMENT
Building and improvements	2,749,023	2,736,934
Land	2,168,848	2,166,548
Tanks and equipment	28,162,700	27,684,286
Furniture and fixtures	183,261	183,261
Vehicles	11,480,498	11,297,318
Computer equipment	1,328,886	1,308,573

	46,073,216	45,376,920
Less accumulated depreciation	15,003,730	14,188,329

NET PROPERTY, PLANT, AND EQUIPMENT	31,069,486	31,188,591

OTHER ASSETS
Deferred tax asset	1,497,524	1,703,170
Intangible assets, net of accumulated amortization of $9,273,626 at December 31, 2011 and $8,850,272 at September 30, 2011	4,634,916	5,058,270
Goodwill	2,787,220	2,787,220

TOTAL OTHER ASSETS	8,919,660	9,548,660

TOTAL ASSETS	$61,775,279	$58,436,652

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,	September 30,
	2011	2011
	(Unaudited)	(Audited)
CURRENT LIABILITIES
Accounts payable	$5,271,118	$3,806,055
Accrued expenses	4,563,065	3,414,147
Customer deposits	5,300,120	6,063,364
Current portion of long-term commitments	316,000	348,000
Current portion of long-term debt	28,570,490	26,487,113

TOTAL CURRENT LIABILITIES	44,020,793	40,118,679

LONG-TERM LIABILITIES
Long-term commitments, net of current portion	452,000	540,000
Long-term debt, net of current portion	11,917,618	12,006,981
Accrued preferred dividends	2,475,772	2,475,772

TOTAL LONG-TERM LIABILITIES	14,845,390	15,022,753

ACCUMULATED DEFICIT/STOCKHOLDERS’ EQUITY
Convertible preferred stock, Series B, 7% cumulative, $0.01 par value:
Authorized 69,396 shares, issued and outstanding 65,624 shares (liquidating preference of $12,033,908)	656	656
Redeemable preferred stock, $0.01 par value:
Authorized 69,396 shares; none issued and outstanding	—	—
Convertible preferred stock, Series A, $0.01 par value:
Authorized 5,300 shares; issued and outstanding 5,000 shares (liquidation preference of $500,000)	50	50
Common stock, $0.01 par value:
Authorized 74,000 shares; issued and outstanding 1 share	—	—
Restricted common stock, $0.01 par value:
Issued and outstanding 7,317 shares	73	73
Additional paid-in capital	12,233,812	12,233,812
Accumulated deficit	(8,924,361)	(8,499,797)
Accumulated other comprehensive loss	(401,134)	(439,574)

STOCKHOLDERS’ EQUITY	2,909,096	3,295,220

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$61,775,279	$58,436,652

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(See Independent Accountants’ Report)

	Three Months Ended
	December 31,
	2011	2010
REVENUES
Propane	$17,045,605	$17,201,021
Industrial gas and hardgoods	1,180,200	1,288,827
Distillates	8,989,255	7,951,886
Service and installations	2,253,986	2,356,321

TOTAL REVENUES	29,469,046	28,798,055

COSTS AND EXPENSES
Cost of products sold	21,128,900	20,162,216
Operating expenses	6,188,311	6,100,270
Depreciation and amortization	1,238,755	1,380,493

TOTAL COSTS AND EXPENSES	28,555,966	27,642,979

INCOME FROM OPERATIONS	913,080	1,155,076

OTHER INCOME (EXPENSES)
Interest expense	(1,307,796)	(671,105)
Acquisition costs	(146,654)	(187,890)
Non-operating legal and finance costs	—	(100)
Management fees	(18,750)	(18,750)
Other expenses	(173,861)	(60,597)
Gain on sale of assets	—	961

TOTAL OTHER (EXPENSES)	(1,647,061)	(937,481)

INCOME (LOSS) BEFORE BENEFIT FROM INCOME TAX	(733,981)	217,595

INCOME TAX BENEFIT
Deferred	309,417	—

NET INCOME (LOSS)	$(424,564)	$217,595

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(See Independent Accountants’ Report)

	Three Months Ended
	December 31,
	2011	2010

NET INCOME (LOSS)	$(424,564)	$217,595

OTHER COMPREHENSIVE INCOME
Unrealized gain on interest rate swap	38,440	58,040

TOTAL COMPREHENSIVE INCOME (LOSS)	$(386,124)	$275,635

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF ACCUMULATED DEFICIT/ STOCKHOLDERS’ EQUITY

QUARTER ENDED DECEMBER 31, 2011

(See Independent Accountants’ Report)

	Convertible Preferred		Convertible Preferred		Restricted				Accumulated Other
	Stock, Series B		Stock, Series A		Common Stock		Additional Paid-	Accumulated	Comprehensive
	Amount	Shares	Amount	Shares	Amount	Shares	in Capital	Deficit	Loss	Total

BALANCE AT SEPTEMBER 30, 2011	$656	65,624	$50	5,000	$73	7,317	$12,233,812	$(8,499,797)	$(439,574)	$3,295,220

NET LOSS	—	—	—	—	—	—	—	(424,564)	—	(424,564)

OTHER	—	—	—	—	—	—	—	—	38,440	38,440

BALANCE AT DECEMBER 31, 2011	$656	65,624	$50	5,000	$73	7,317	$12,233,812	$(8,924,361)	$(401,134)	$2,909,096

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(See Independent Accountants’ Report)

	Three Months Ended
	December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(424,564)	$217,595
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax benefit	(309,417)	—
Depreciation and amortization	1,238,755	1,380,493
Bad debt expense	84,624	84,624
(Increase) decrease in assets:
Accounts receivable, trade	(3,420,546)	(4,706,359)
Inventories	(334,316)	635,682
Prepaid expenses and other assets	98,569	(191,935)
Increase in liabilities:
Accounts payable, accrued expenses, long term commitments and customer deposits	1,769,179	458,467

NET CASH (USED) BY OPERATING ACTIVITIES	(1,297,716)	(2,121,433)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(632,934)	(533,267)
Proceeds from sale of assets	—	11,829

NET CASH (USED) BY INVESTING ACTIVITIES	(632,934)	(521,438)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolver	27,928,198	27,417,293
Repayments on revolver	(25,864,470)	(24,688,452)
Principal payments on long-term debt	(333,078)	(445,413)
Proceeds from long-term debt	200,000	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,930,650	2,283,428

NET INCREASE (DECREASE) IN CASH	—	(359,443)

CASH AT BEGINNING OF QUARTER	—	359,443

CASH AT END OF QUARTER	$—	$—

SUMMARY OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment with debt	$63,364	$395,451
Accumulated other comprehensive income included in accounts payable and accrued expenses	$38,440	$58,040

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$652,066	$238,059

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 1 — BUSINESS

Principal Business Activity — North American Propane, Inc. (the “Company”) is a holding company for its wholly-owned subsidiaries EnergyUSA Propane, Inc. (“EnergyUSA”), EUSA-Allied Acquisition Corp. (“Allied”) and EUSA Heating and Air Conditioning Services, Inc. (“EUSA-HAC”).  EnergyUSA and Allied are engaged in the sale and distribution of propane and petroleum distillates to retail customers including sale, rental, service, and installation of related equipment.  Additionally, the companies operate a packaged gas business throughout New England and the Mid-Atlantic states.  EnergyUSA conducts business primarily in Massachusetts with operations in Maine, New Hampshire, Connecticut, and Rhode Island as well.  Allied’s operations are spread between eastern Pennsylvania, Delaware, Maryland, and New Jersey.  EUSA-HAC began operation of a plumbing and heating service business in Massachusetts in April 2006.  Propane and petroleum distillates accounted for 88% and 87% of quarter ended December 31, 2011 and 2010 net sales, respectively.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Significant Vendors — The Company purchased 66% and 51% of its propane from four suppliers during the quarters ended December 31, 2011 and 2010, respectively.  Since this product is available from other suppliers, the loss of these suppliers would not have a long-term material adverse effect on the Company’s business.

The Company purchased 67% and 65% of its hard-goods from four and three suppliers during the quarters ended December 31, 2011 and 2010, respectively.  Since this product is available from other suppliers, the loss of these suppliers would not have a long-term material adverse effect on the Company’s business.

Cash — The cash balances may fluctuate during the year and can exceed the Federal Deposit Insurance Corporation’s (FDIC) coverage limit of $250,000.  However, all funds in noninterest-bearing accounts are temporarily insured in full by the FDIC through December 31, 2012.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable and Credit Policies — Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date.  Trade accounts receivable are stated at the amount management expects to collect from outstanding balances.  The carrying amounts of accounts receivable are reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected.  Management reviews overdue accounts receivable and estimates the portion, if any, of the balance that will not be collected.

Inventories — Inventories are composed of propane, distillates, industrial gas, hardgoods and welding supplies and are stated at the lower of cost (first-in, first-out basis) or market.

Property, Plant, and Equipment — Property, plant, and equipment are stated at cost.  Depreciation is computed principally on a straight-line method over the estimated useful lives of the related assets as follows:

Estimated Useful Lives

Building and improvements	39 Years
Tanks and equipment	15 Years
Furniture and fixtures	7 Years
Vehicles	5 Years
Computer equipment	5 Years

Depreciation expense for the quarters ended December 31, 2011 and 2010 totaled $815,401 and $776,549, respectively.

Goodwill — Goodwill represents the excess of the purchase prices over the estimated fair value of the net assets acquired from the acquisitions of certain businesses.

Goodwill must be assessed for impairment at least annually or when an event occurs or circumstances change that would indicate potential impairment.  In making this assessment, management relies on a number of factors including operating results, business plans, economic projections, anticipated future cash flows, and market conditions.  There was no impairment of goodwill for the quarter ended December 31, 2011 and year ended September 30, 2011.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets — Intangible assets include customer relationships, non-compete agreements, loan financing costs, and trademarks.

Intangible assets are being amortized over their estimated useful lives.  Customer relationships and trademarks are being amortized over three to twenty years based on the estimated period from which the assets are expected to contribute to future cash flows.  Non-compete agreements are being amortized over five to seven years, per the terms of applicable agreements.  Loan financing costs are being amortized on a straight-line basis over the expected term of the related debt which is five years.

Long-Lived Assets — The Company periodically evaluates the net realizable value of long-lived assets, including property and equipment and amortizable intangible assets through a review of operating results, business plans, economic projections, and anticipated future cash flows.  If indicators of impairment are present, the carrying values of assets are evaluated by estimated future undiscounted cash flows of the business.  If impairment exists, assets are written down to fair value.  No impairments have been noted to date.

Customer Deposits — The Company records a liability for customer deposits received for rental of tank equipment.  The Company also considers net credit customer trade receivable balances, which may result from prepayment programs, as a current liability in customer deposits.

Pricing Program — The Company is involved in a program to purchase and sell propane at fixed prices.  The gallons bought and sold through this program account for less than 1% of all gallons bought or sold by the company during the quarters ended December 31, 2011 and 2010.

Derivatives — The Company uses derivatives to manage risks related to interest rate movements.  Interest rate swap contracts designated and qualifying as cash flow hedges are reported at fair value.  The gain or loss on the effective portion of the hedge initially is included as a component of other comprehensive income and is subsequently reclassified into earnings when interest on the related debt is paid.  The Company documents its risk management strategy and hedge effectiveness at the inception of and during the term of each hedge.  The Company’s interest rate risk management strategy is to stabilize cash flow requirements by maintaining interest rate swap contracts to convert variable-rate debt to a fixed rate.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition — The Company generally recognizes revenue from propane and distillate sales at the time of delivery or, in the case of metered accounts, when consumed.

Revenue from the sale of appliances and equipment is recognized at the time of sale or when installation is complete, as applicable.  Revenues from maintenance and other service activities are recognized upon completion of the service.  Revenues from fixed-price contracts are recognized using the percentage-of-completion method, measured by actual work delivered to date to estimated total cost for each contract.  Because of inherent uncertainties in estimating costs, it is at least reasonably possible that estimates used will change within the near term.

Financial Instruments — The carrying value for each of the Company’s financial instruments (consisting of cash, accounts receivable, and accounts payable) approximates fair value because of the short-term nature of those instruments.  The fair value of the Company’s notes payable and revolving line of credit is estimated based on the quoted market rates for similar debt with remaining maturity.  On December 31, 2011, the carrying value of long-term debt approximates fair value.

Income Taxes — Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The Company has a net deferred tax asset at December 31, 2011, primarily due to cumulative net operating loss carryforwards.

The Company is required to recognize the financial statement impact of a tax position unless it is more likely than not that the position will be sustained upon examination.  If applicable, the Company recognizes accrued interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Advertising — The Company expenses advertising costs as they are incurred.  Advertising expenses for the quarters ended December 31, 2011 and 2010 was $85,329 and $106,773, respectively.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 3 — INVENTORIES

Major classes of inventories are as follows:

	December 31,	September 30,
	2011	2011
	(Unaudited)	(Audited)

Propane	$2,332,873	$2,218,132
Industrial gas and distillates	927,431	652,325
Parts	1,040,648	1,096,179

	$4,300,952	$3,966,636

NOTE 4 — INTANGIBLE ASSETS

Amortizable intangible consist of the following at:

	December 31, 2011		September 30, 2011
	(Unaudited)		(Audited)
	Gross Carrying	Accumulated	Gross Carrying	Accumulated	Estimated
	Amount	Amortization	Amount	Amortization	Useful Lives

Non-compete agreements	$3,031,886	$2,072,006	$3,031,886	$1,990,214	4 - 5 Years
Customer relationships	10,381,877	6,812,770	10,381,877	6,487,711	3 - 20 Years
Loan costs	494,779	388,850	494,779	372,347	2 - 7 Years

Total intangible assets	$13,908,542	$9,273,626	$13,908,542	$8,850,272

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 4 — INTANGIBLE ASSETS (CONTINUED)

Amortization expense for quarters ended December 31, 2011 and 2010 was $423,354 and $603,944, respectively.  Estimated amortization expense for each of the five succeeding years is as follows:

Twelve Months Ending December 31,
2012	$1,339,455
2013	$1,021,853
2014	$740,345
2015	$502,853
2016	$285,993

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 5 — LONG-TERM DEBT

Long-term debt consists of the following:

	December 31,	September 30,
	2011	2011
	(Unaudited)	(Audited)
Revolving credit note payable to a senior lender dated July 17, 2008, maturing July 2013, secured by inventory, accounts receivable, equipment, tanks, and intangibles with maximum advances available of $25,000,000. The Company was a party to interest rate swaps which expire in July 2013 and effectively converted the applicable variable rate of prime to fixed rates of 4.15% to 5.59%. The agreement contains certain covenants including maintenance of certain financial ratios as defined in the agreement. The Company was in default of certain of its debt covenants.	$25,267,445	$23,146,574

Note payable to stockholders, maturing February 2013, with interest only payable quarterly at 15.25%, secured by virtually all assets and subordinated to the senior lender. The note was amended in December 2011 and an additional $200,000 was borrowed, with interest only payable monthly at 12%. The note was also amended in June 2011 and August 2011 and an additional $2 million and $1 million was borrowed, respectively, with interest only payable monthly at 12%.	9,149,000	8,949,000

Term note payable to a senior lender, dated July 17, 2008, maturing July 2013, with monthly principal due of $32,143 plus interest at a variable rate (3.25% at December 31, 2011), secured by all assets with maximum advances available of $2,700,000. The agreement contains certain covenants including maintenance of certain financial ratios as defined in the agreement. The Company was in default of certain of its debt covenants.	1,421,425	1,478,568

Note payable subordinated to senior debt to seller of an acquired business, originally due February 2011. The note was amended to be due February 2012 payable in monthly principal payments of $25,000 bearing interest at 5.00%.	25,000	75,000

Note payable to seller of an acquired business, maturing December 2012, with interest only payable monthly at 5.50%, secured by real estate acquired.	500,000	500,000

Note payable in connection with the purchase of vehicles maturing through December 2016, with monthly payments of $1,204 and interest at 5.30%	57,487	—

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 5 — LONG-TERM DEBT (CONTINUED)

	December 31,	September 30,
	2011	2011
	(Unaudited)	(Audited)
Notes payable in connection with the purchase of vehicles and equipment, maturing through January 2016, with monthly payments ranging from $366 to $7,046, including interest ranging from 5.75% to 11.50%, secured by related vehicles and equipment.	981,639	1,071,409

On July 17, 2008, the Company entered into an equipment term loan with borrowings up to $1,500,000, maturing April 2013, and interest at 3.25%. The loan is secured by all of the assets of the Company with monthly principal payments of $25,000.	917,857	975,000

Note payable subordinated to senior debt to sellers of an acquired business, maturing December 31, 2012 with interest at 6%, requiring a quarterly principal and interest payment of $25,791.	99,409	123,350

Notes payable subordinated to senior debt to sellers of acquired businesses, maturing through April 2015 with interest ranging from 5.25% to 5.50%, requiring annual principal payments totaling approximately $200,000.	1,522,164	1,522,164

Note payable to a propane supplier, maturing March 31, 2013, with no interest, requiring principal payments of $.35 per gallon for the first 200,000 gallons purchased by the Company each year. The note is personally guaranteed by the former owner of an acquired company.	110,552	110,552

Notes payable subordinated to senior debt to sellers of acquired businesses, maturing through October 2012 with interest of 4.00%, requiring annual principal payments totaling $414,000.	436,130	542,477

	40,488,108	38,494,094
Less current portion	28,570,490	26,487,113

	$11,917,618	$12,006,981

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 5 — LONG-TERM DEBT (CONTINUED)

Twelve Months Ending December 31,
2012	$28,570,490
2013	$10,879,006
2014	$283,631
2015	$738,181
2016	$16,800

NOTE 6 — LONG-TERM COMMITMENTS

The Company has acquired various propane and oil companies, and as a result of these acquisitions, the Company has Non-Compete Agreements (see Note 2) with the former owners of the companies.  The future payments for these agreements are as follows:

Twelve Months Ending December 31,
2012	$316,000
2013	$220,000
2014	$190,000
2015	$42,000

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 7 — INCOME TAXES

The deferred tax assets included in the accompanying consolidated balance sheets result primarily from income and expenses recorded and accrued in differing years for financial reporting purposes and for income tax purposes and from net operating losses.  Specifically, the deferred tax assets result primarily from net operating loss carryforwards, the allowance for doubtful accounts, accrued vacation, and differing amortization methods for financial reporting and income tax purposes.  The types of these temporary differences are as follows at:

	December 31, 2011		September 30, 2011
	(Unaudited)		(Audited)
	Current	Noncurrent	Current	Noncurrent
State deferred tax assets:
Fixed assets and intangibles	$—	$318,467	$—	$334,252
State net operating loss	851,096	—	697,712	—
Allowance for doubtful accounts	30,834	—	28,629	—
Accrued vacation	28,626	—	18,559	—
Total state	910,556	318,467	744,900	334,252

Federal deferred tax assets:
Fixed assets and intangibles	—	1,179,057	—	1,368,918
Federal net operating loss	5,608,145	—	5,338,072	—
Benefit of state taxes	430,158	—	377,703	—
Allowance for doubtful accounts	114,156	—	117,250	—
Accrued vacation	105,983	—	76,010	—
Total federal	6,258,441	1,179,057	5,909,035	1,368,918

Total deferred tax assets	$7,168,998	$1,497,524	$6,653,935	$1,703,170

At December 31, 2011, the Company had federal net operating loss carryforwards of approximately 16,000,000 for income tax purposes that expire from 2025 through 2031, and has state net operating loss carry-forwards of approximately 9,000,000 that expire beginning in 2012.

Currently, the tax years ended September 30, 2011, 2010 and 2009 are open and subject to examination by the Internal Revenue Service and various state taxing authorities.  However, the Company is not currently under audit nor has it been contacted by any taxing jurisdiction.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 8 — EMPLOYEE BENEFIT PLANS

The Company maintains a defined-contribution plan (“Plan”) covering eligible employees.  Non-union employees become eligible to participate at 21 years of age and completion of 30 days of service.  Union employees become eligible to participate at completion of 60 days of service.  Non-union employees are eligible to receive discretionary Company matching contributions upon initial eligibility, and union employees become eligible to receive discretionary Company matching contributions on the first day of the month following their employment anniversary date.  Employees are 100% vested in their accounts immediately.  The Company reserves the right to terminate the Plan at any time.  Company contributions to the Plan for the quarter ended December 31, 2011 were approximately $85,000.

Additionally, as a result of the February 2006 Allied asset purchase, the Company, through Allied, assumed the responsibilities of a collective bargaining agreement and participation in two multi-employer defined benefit plans for covered employees of the Allied subsidiary.  The Company does not administer either plan and contributions are determined in accordance with provisions of a collective bargaining agreement.  As of January 1, 2011, the Company had withdrawn from the defined benefit plan for the Allied employees.  The Allied employees who were eligible, were allowed to enroll in the Company’s defined contribution plan mentioned in the preceding paragraph.

Information with respect to the Company’s proportionate share of the excess, if any, of the actuarially computed value of vested benefits over the total of the benefit plans’ net assets is not available from the Plans’ Administrators.  Due to its new entry as a covered employer under the multi-employer plans, the Company has no potential for withdrawal liability under the provisions of the plans for at least five years.  In conjunction with the February 2006 asset purchase by the Company, the previous owners satisfied the withdrawal liability for covered employees through that date.  The Company made cash contributions to the multi-employer benefit plans of $0 and $50,189 for the quarters ended December 31, 2011 and 2010, respectively.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 9 — STOCKHOLDERS’ EQUITY

Convertible Preferred Stock — The holders of the Series A and Series B convertible preferred stock have the following rights:

Conversion:  Each share of Series A and Series B is convertible, at the option of the shareholder, into shares of common stock.  Each share of Series B is convertible into a number of shares of common stock determined by dividing $145.65 by the Series B conversion price, plus one share of redeemable preferred stock.  The Series B conversion price is initially set at $145.65 and is adjusted based on issuance of additional shares of common stock at prices less than the current conversion price.  Each share of Series A is convertible into one share of common stock.  The conversion price for both Series A and Series B is subject to adjustment for certain dilutive events, such as, but not limited to, stock splits and dividends.  All outstanding shares of preferred stock shall automatically be converted into shares of common stock at the then effective conversion prices if there is a sale of shares of common stock at a price to the public.

Redemption:  Upon a change in control transaction at the Company, each share of Series A and Series B are entitled to be redeemed in the same manner as if such transaction were a liquidation event, if elected by the holders of Series B.

Dividends: The holders of the Series A and Series B are entitled to receive dividends, when and as declared by the Company’s board of directors, out of any assets at the time legally available therefore.  Additionally, the holders of Series B are entitled to receive cumulative dividends at the rate of 7% per annum per share of Series B Preferred stock from the date of original issuance of such shares, however, such dividends ceased to accrue as of June 30, 2010.  At December 31, 2011 and September 30, 2011 accrued dividends on the Series B were $2,475,772.

Liquidation:  In the event of a voluntary or involuntary liquidation, dissolution, or a winding up of the Company, the holders of Series B then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of other classes or series of stock, an amount equal to the greater of $145.65 per share plus any dividends accrued or declared that are unpaid, or the “alternative payment” per the stockholder’s agreement.  If, after the payments of all preferential amounts required to be distributed to the holders of Series B, any assets of the Company remain available for distribution to its stockholders, before any payment shall be made to the holders of common stock, the holders of Series A then outstanding shall be entitled to receive an amount equal to the greater of $100.00 per share plus any dividends declared and unpaid, or the “alternative payment” per the stockholder’s agreement.  After the payment of all preferential amounts, any remaining assets shall be distributed among the holders of the shares of common stock then outstanding.

Voting:  The holders of the Series A and Series B are entitled to the number of votes equal to the number of common shares into which the Series A and Series B are convertible.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 9 — STOCKHOLDERS’ EQUITY (CONTINUED)

Redeemable Preferred Stock — The holders of redeemable preferred stock have the following rights:

Redemption:  Upon a change in control transaction at the Company, each share of redeemable preferred stock is entitled to be redeemed in the same manner as if such transaction were a liquidation event.

Dividends:  The holders of outstanding shares of redeemable preferred stock are entitled to receive cumulative dividends at a rate of 1% per annum per share of redeemable preferred stock from the date of original issuance of such shares; however, such dividends shall cease to accrue as of June 30, 2010.  No accrual was required at December 31, 2011 and September 30, 2011 since no shares of redeemable preferred stock were issued or outstanding at those dates.

Liquidation:  In the event of a voluntary or involuntary liquidation, dissolution, or a winding up of the Company, the holders of redeemable preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders after all payments are made to the Series B convertible preferred stockholders and before any payment shall be made to the holders of other classes or series of stock, an amount equal to $138.37 per share plus any dividends accrued or declared that are unpaid.

Voting:  The holders of shares of redeemable preferred stock are not entitled to vote on any matters except to the extent otherwise required by law.

Common Stock — The holders of each share of common stock shall be entitled to one vote for each share held.  Certain shares of common stock are restricted as to transferability and only vest based upon the Company realizing specified internal rates of return, which have not been reached as of December 31, 2011, or with a change in control of the Company.

NOTE 10 — STOCK OPTION PLAN

The Company’s Board of Directors may grant stock awards to officers, employees, directors, consultants, and key persons of the Company pursuant to the 2005 Stock Incentive Plan (the “2005 Plan”).  Awards shall include incentive stock options, non-qualified stock options, restricted stock awards, and unrestricted stock awards.  The maximum number of shares of common stock reserved for issuance under the Plan for the quarters ended December 31, 2011 and 2010 was 17,640.  The exercise price shall not be less than the fair market value on the date of grant and the term shall be no greater than 10 years.  These options vest 33% annually over three years and expire over a period of five to ten years.  No options were exercised, forfeited, or expired during the quarters ended December 31, 2011 and 2010.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 10 — STOCK OPTION PLAN (CONTINUED)

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the following assumptions for the quarter ended December 31, 2011: expected volatility of 32%, expected dividend yield of 0%, and risk-free interest rate of 1.79%.  The expected volatility is based upon management’s best estimate of the volatility of the Company’s stock and comparisons to publicly traded competitors within the same industry.

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable.  In addition, option-pricing models require the input of highly subjective assumptions, including expected stock price volatility.  Because the Company’s employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The Company follows “Accounting for Stock Based Compensation”, utilizing the modified prospective approach.  The compensation expense for share-based plans would be recognized on the straight-line basis over the vesting period of each agreement.  There was no stock option expense for the quarters ended December 31, 2011 and 2010.

		Weighted
	Total	Average
	Options	Exercise Price
Total options outstanding, October 1, 2010	8,737	$26.33
Granted	—	—
Exercised	—	—
Expired/cancelled	—	—

Total options outstanding December 31 and September 30, 2011	8,737	$26.33

Options exercisable December 31 and September 30, 2011	6,870	$26.13

		Weighted
	Nonvested	Average
	Options	Exercise Price

Nonvested options October 1, 2010	4,361	$—
Granted	—	—
Vested	2,494	145.58
Forfeited	—	—

Nonvested options December 31 and September 30, 2011	1,867	144.62

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 10 — STOCK OPTION PLAN (CONTINUED)

At December 31, 2011, vested, exercisable options were outstanding for 6,870 shares at a weighted average exercise price of $26.13.  The weighted average fair value of these options is $145.58.  These options have remaining terms between 5 and 8 years and expire between September 12, 2016 and March 27, 2019, respectively.

NOTE 11 — ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

For the quarter and year ended December 31 and September 30, 2011, respectively, the Company had interest rate swap agreements totaling $13,500,000, in connection with advances from the revolving credit note payable in the same amount.  The interest rate swaps were used by the Company to manage interest rate risk.  This agreement effectively changed the interest rate on the loan from a variable rate to a fixed rate ranging from 4.15% to 5.59%.

The Company recognizes the derivative on the balance sheet at fair value at the end of each period.  The derivative is designated as and meets all of the criteria for a cash flow hedge.  Changes in the fair value of the derivative are recorded in accumulated other comprehensive loss.  As of December 31, 2011 and September 30, 2011, an accumulated unrealized net loss on the derivative instrument of $401,134 and $439,574, respectively, is recorded in accumulated other comprehensive loss.

NOTE 12 — RELATED PARTY TRANSACTIONS

The Company pays management fees to its majority stockholder of preferred stock.  Management fees totaled $18,750 for each of the quarters ended December 31, 2011 and 2010.

The Company’s primary legal counsel is a stockholder of the Company.  For the quarters ended December 31, 2011 and 2010, the Company incurred approximately $200,000 and $22,000, respectively, of legal fees from this stockholder.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 13 — COMMITMENTS AND CONTINGENCIES

The Company is obligated under non-cancellable operating leases for land, propane and distillate storage facilities, vehicles, equipment, and office space with initial or remaining terms of one year or more.  Certain of the land leases have terms that run through the year 2081.  The Company incurred lease expense of $133,959 and $121,627 for the quarters ended December 31, 2011 and 2010, respectively.

Future minimum annual commitments under non-cancellable leases are approximately as follows:

Twelve Months Ending December 31,
2012	$213,000
2013	$196,000
2014	$187,000
2015	$187,000
2016	$75,000

At December 31, 2011, the Company has contracts with major suppliers to purchase approximately 27,300,000 gallons of propane at market prices.  These contracts expire through April 2012.

At December 31, 2011, the Company has five outstanding letters of credit totaling $1,000,000, expiring through September 2012.

The Company has entered into an employment contract with the President and Chief Executive Officer of the Company that expires in June 2013.

Certain Company operations include activities that are subject to extensive federal and state environmental regulations.  As a result of these regulations, the Company may be required to dispose of certain items in accordance with applicable regulations.  Costs associated with the disposal are charged to operations as incurred.  At December 31, 2011, there were no unpaid environmental costs accruing into future periods.

The Company is currently in litigation against the Teamsters Pension Union Trust fund over an assessed multi-employer pension fund liability in the amount of $679,325 that the Company is charged with responsibility for.  The Company has vigorously challenged this litigation however is making quarterly payments to the Fund in the amount of $54,436 as part of a temporary agreement.  As of the date of the financial statements, an ultimate outcome or potential award as it relates to the case cannot be predicted with any certainty.

Certain legal actions, claims, and complaints arising in the ordinary course of business, primarily personal injury and property damage, have been filed or are pending against the Company.  In the opinion of management, there are adequate provisions and insurance to cover any potential losses.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 14 — FAIR VALUE MEASUREMENTS

Fair value of liabilities measured on a recurring basis at December 31, 2011, using significant unobservable inputs (Level 3) are as follows:

Interest Rate
Swaps

Balance at September 30, 2011	$(439,574)

Total unrealized income:
Included in other comprehensive income	38,440

Balance at December 31, 2011	$(401,134)

The derivatives are not exchange traded but instead traded in over-the-counter markets where quoted market prices are not readily available.  The fair value of derivatives is derived using models that use primarily market observable inputs, such as interest rate yield curves and credit curves.  Any derivative fair value measurements using significant assumptions that are unobservable are classified as Level 3, which include interest rate swaps whose remaining terms extend beyond market observable interest rate yield curves.  The impacts of the derivative liabilities for the Company’s and the counterparties’ non-performance risk to the derivative trades is considered when measuring the fair value of derivative liabilities.

NOTE 15 — SOURCE OF SUPPLY OF LABOR

Approximately 16% of the Company’s employees are covered under collective bargaining agreements between management and the United Steel Workers of America and the Teamsters Local Union No. 312 as of December 31, 2011.  The agreement is with the Teamsters Local Union No. 312 covering employees at the Chester, PA and Elkton, MD locations.  The contracts were extended until June 30, 2014 subject to annual wage negotiations.  The agreement with the United Steel Workers of America covering employees at the Taunton, MA location expired on June 30, 2011 and is under negotiations and the agreement with the United Steel Workers of America covering employees at the Lawrence, MA, Elliot, ME, and Portland, ME locations expires on September 30, 2013.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

(See Independent Accountants’ Report)

NOTE 16 — SUBSEQUENT EVENT

The Company has evaluated subsequent events through October 22, 2012, the date which the financial statements were available to be issued.

On February 3, 2012, the Company sold all of its assets except cash balances for a purchase price of $66.8 million plus the assumption of certain liabilities and subject to a working capital adjustment as defined in the Asset Purchase Agreement.